                                                                    EXHIBIT 10.1






                           REVOLVING CREDIT AGREEMENT



                                      AMONG



                                 MANPOWER INC.,
                                  AS BORROWER,

                        THE FINANCIAL INSTITUTIONS LISTED
                         ON THE SIGNATURE PAGES HEREOF,

                                       AND

                                 CITIBANK, N.A.
                                    AS AGENT



                           SALOMON SMITH BARNEY INC.,
                     AS LEAD ARRANGER AND SOLE BOOK MANAGER



                                DECEMBER 2, 1999

                         LIST OF SCHEDULES AND EXHIBITS

Schedule I           Lending Offices

Schedule II          ERISA Plans

Exhibit A-1          Form of A Note

Exhibit A-2          Form of B Note

Exhibit B-1          Form of Notice of A Borrowing

Exhibit B-2          Form of Notice of B Borrowing

Exhibit C            Form of Designation Agreement

Exhibit D            Form of Extension Request

Exhibit E            Assignment and Acceptance

Exhibit F            Form of Commitment and Acceptance

Exhibit G            Form of Opinion of Counsel of the Borrower (Commitment Increases and
                     Extensions)

Exhibit H            Form of Opinion of Counsel for the Agent

Exhibit I            Form of Notice of Conversion

Exhibit J            Form of Facility Increase Notice

Exhibit K            Form of Opinion of Counsel to the Borrower

                           REVOLVING CREDIT AGREEMENT

                          Dated as of December 2, 1999

                This REVOLVING CREDIT AGREEMENT dated as of December 2, 1999 is among MANPOWER INC., a Wisconsin corporation (the "Borrower"), the financial institutions listed on the signature pages hereof as "Banks", and CITIBANK, N.A. ("Citibank") as agent (the "Agent") for the Banks hereunder. Salomon Smith Barney Inc. is the Lead Arranger and Sole Book Manager in respect of this Revolving Credit Agreement. The parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

                SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                "A Advance" means an advance by a Bank to the Borrower as part of an A Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of A Advance.

                "A Borrowing" means a borrowing consisting of simultaneous A Advances of the same Type (as such Type may be Converted from time to time pursuant to Section 2.02(g)) and in the same currency made by each of the Banks pursuant to Section 2.01.

                "A Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from the A Advances made by such Bank.

                "Advance" means an A Advance or a B Advance.

                "Agreement" means this Revolving Credit Agreement, as it may from time to time be amended, restated, supplemented or otherwise modified.

                "Applicable Lending Office" means, with respect to each Bank,
          (i) in the case of any Base Rate Advance, such Bank's Domestic Lending Office, (ii) in the case of any Eurodollar Rate Advance, such Bank's Eurodollar Lending Office and (iii) in the case of any B Advance, the office of such Bank notified by such Bank to the Agent as its Applicable Lending Office with respect to such B Advance.

                "Applicable Margin" has the meaning specified in Section
          2.06(c).

                "Assignment and Acceptance" means an assignment and acceptance in substantially the form of Exhibit E hereto pursuant to which a Bank assigns all or a portion of such Bank's rights and obligations under this Agreement in accordance with the terms of Section 9.08.

                  "B Advance" means an advance by a Bank to the Borrower as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.03.

                  "B Borrowing" means a borrowing consisting of simultaneous B Advances from each of the Banks whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

                  "B Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Bank resulting from a B Advance made by such Bank.

                  "B Reduction" has the meaning specified in Section 2.01.

                  "Bank" means at any time (i) each of the financial institutions listed on the signature pages hereof as "Banks", after giving effect to the introduction of any new Bank in accordance with
         Section 3.07 and any assignment made in accordance with Section 9.08 on or prior to such date and (ii) except when used in reference to an A Advance, an A Borrowing, an A Note, a Commitment or a related term, a Designated Bidder.

                  "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest announced publicly by
                  Citibank in New York, New York, from time to time, as Citibank's base rate;

                           (b) 1/2 of one percent per annum above the latest
                  three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., in either case adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent;

                           (c) 1/2 of one percent per annum above the Federal
                  Funds Rate; and

                           (d) for the period from December 15, 1999 through
                  January 15, 2000, two percent per annum above the Federal Funds Rate.

                  "Base Rate Advance" means an A Advance which bears interest as provided in Section 2.06(a).

                  "Benefit Plan" means a defined benefit plan as defined in
         Section 3(35) of ERISA (other than a Multi-employer Plan) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

                  "Borrowing" means an A Borrowing or a B Borrowing.

                  "Business Day" means a day of the year (i) on which banks are not required or authorized to close in New York City and (ii) if the applicable Business Day relates to any Eurodollar Rate Advance or any B Borrowing in respect of which the interest rate shall have been set in reference to the Eurodollar Rate, on which dealings are carried on in the London interbank market.

                  "Capitalized Lease" means any lease which is or should be capitalized on the balance sheet of the lessee in accordance with GAAP.

                  "Commitment" has the meaning specified in Section 2.01.

                  "Commitment and Acceptance" means a commitment and acceptance in substantially the form of Exhibit F hereto pursuant to which a Person becomes a Bank party hereto in accordance with the terms of
         Section 3.07.

                  "Consolidated" refers, with respect to any Person, to the consolidation of the accounts of such Person and its Subsidiaries in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the Consolidated financial statements referred to in Section 5.01(e).

                  "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Earnings after taxes of the Borrower and its Consolidated Subsidiaries for such period, determined in accordance with GAAP, plus (ii) the sum of the following amounts for such period, in each case to the extent the same shall have been deducted in the calculation of such Consolidated Net Earnings after taxes for such period: (A) Consolidated Interest Expense, (B) Federal, state, local and foreign income taxes, (C) amortization, (D) depreciation, and (E) any non-cash restructuring charge reported by the Borrower in respect of, or otherwise allocated to, such period, minus
         (iii) any extraordinary, or unusual and non-recurring gains (or plus any extraordinary, or unusual and non-recurring, losses) calculated pursuant to GAAP for such period.

                  "Consolidated Interest Expense" means, for any period, total interest expense, whether paid or accrued (including the interest component of Capitalized Leases), of the Borrower and its Consolidated Subsidiaries on a Consolidated basis, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under any agreements providing interest rate protection, but excluding however, amortization of discount, interest paid in property other than cash or any other interest expense not payable in cash, all as determined in conformity with GAAP.

                  "Consolidated Net Earnings" means, for any period, all amounts which would be included under net earnings (or losses) on a consolidated income statement of the Borrower and its Consolidated Subsidiaries for such period, all as determined in accordance with GAAP.

                  "Consolidated Subsidiary" means, at any date with respect to any Person, any Subsidiary thereof the accounts of which would be consolidated with those of such Person in its consolidated financial statements at such date in accordance with GAAP.

                  "Consolidated Tangible Assets" means, with respect to any Person at any time of determination, total assets of such Person and its Consolidated Subsidiaries as set forth on the balance sheets most recently delivered to the Banks pursuant to Section 6.01(b), excluding all Intangible Assets of such Person and its Consolidated Subsidiaries.

                  "Consolidated Tangible Net Worth" means, at any date, the consolidated shareholders' equity of the Borrower and its Consolidated Subsidiaries, after deducting treasury stock, which would appear as such on a consolidated balance sheet as of such date of the Borrower and its Consolidated Subsidiaries; excluding, however, to the extent otherwise included, (i) all Intangible Assets of the Borrower and its Consolidated Subsidiaries and (ii) the foreign currency translation adjustment component of shareholder's equity.

                  "Convert", "Conversion" and "Converted" each refers to (i) a Conversion of A Advances of one Type comprising part of the same A Borrowing into A Advances of another Type or (ii) a continuation of A Advances of one Type comprising part of the same A Borrowing as the same Type of A Advances for an additional Interest Period, in each case pursuant to Section 2.02(g).

                  "Debt" means, with respect to any Person (but without duplication of any item), (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services (other than noninterest-bearing trade payables arising in the ordinary course of business), (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) the undrawn face amount of any letter of credit issued for the account of such Person, (vi) obligations of such Person in respect of any drawing made under any letter of credit and (vii) any Guarantee by such Person, including, without limitation, any guaranty or similar obligation of such Person in respect of the obligations of its franchisees.

                "Debt-to-Capitalization Ratio" means, as of any date, the ratio of (i) all Debt of the Borrower and its Consolidated Subsidiaries on a consolidated basis on such date, excluding Debt constituting any Guarantee issued by the Borrower or any of its Subsidiaries unless the primary obligor on the underlying Debt is a franchisee of the Borrower or any of its Subsidiaries (after giving effect to such exclusion, the "Adjusted Debt"), to (ii) the sum on such date of Adjusted Debt plus Consolidated Tangible Net Worth.

                "Designated Bidder" means any Person (i) that shall have become a party hereto pursuant to Section 9.09 and (ii) which is not otherwise a Bank hereunder.

                "Designation Agreement" means a designation agreement entered into by a Bank (other than a Designated Bidder) and a Designated Bidder, and accepted by the Agent, in substantially the form of Exhibit C hereto.

                "Dollars" and the sign "$" each means lawful money of the United States.

                "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance or Commitment and Acceptance pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

                "Domestic Subsidiary" shall have the meaning assigned to such term in Section 5.01(i).

                "Effective Date" means the date this Agreement shall become effective in accordance with the terms of Section 9.07(a).

                "Eligible Assignee" means any proposed assignee or Proposed New Bank that is either (i) a Bank or any affiliate of a Bank; (ii) a commercial bank organized under the laws of the United States, any State thereof or the District of Columbia, and having a combined capital and surplus of at least $250,000,000; or (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000 or the local currency equivalent thereof, provided that such bank is acting through a branch or agency located in the United States; provided, in each case, that such proposed assignee has, as of the date of the proposed assignment, the Requisite Bank Credit Rating.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

                "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower or any of its Subsidiaries, (ii)
         partnership, trade or business under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower or any of its Subsidiaries, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower or any of its Subsidiaries, any corporation described in clause (i) or any partnership, trade or business described in clause (ii).

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance or Commitment and Acceptance pursuant to which it became a Bank (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

                  "Eurodollar Rate Advance" means an A Advance which bears interest as provided in Section 2.06(b).

                  "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such A Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08. In the case of any B Borrowing in respect of which quotes are to be made in reference to the "Eurodollar Rate", the "Eurodollar Rate" means the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in the London interbank market at 11:00 A.M. (London time) two Business Days before the date of such B Borrowing in an amount substantially equal to the aggregate amount of such B Borrowing and for a period equal to the tenor of such B Borrowing.

                  "Eurodollar Rate Reserve Percentage" of any Bank for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 7.01.

                  "Extension Request" has the meaning specified in Section 9.02.

                  "Facility Fee" has the meaning specified in Section 3.01.

                  "Facility Quarter" means each consecutive three month period beginning on January 1, April 1, July 1 and October 1.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "GAAP" means generally accepted accounting principles in the United States set forth in the opinions, statements and pronouncements of the Financial Accounting Standards Board, Accounting Principles Board and the American Institute of Certified Public Accountants or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination and in any event applied in a manner consistent with the application thereof used in the preparation of the financial statements referred to in Section 5.01(e).

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person or otherwise in any manner assuring the holder of any Debt of any other Person against loss (whether by agreement to keep-well, to purchase assets, goods or services, or to take-or-pay or otherwise), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Intangible Assets" means, with respect to any Person at any time of determination, (i) goodwill, organizational expenses, research and development expenses, trademarks, tradenames, copyrights, patents, patent applications, licenses and rights in any thereof, (ii) all reserves carried and not deducted from assets, (iii) treasury stock,
         (iv) securities which are not readily marketable, (v) cash held in a sinking or other analogous fund for the purpose of redemption, retirement or prepayment of capital stock or indebtedness, (vi) any write-up in the book value of any asset resulting from a reevaluation thereof subsequent to December 31, 1998, and (vii) any items not included in items (i)-(vi) above which are treated as intangibles in accordance with GAAP

                  "Interest Coverage Ratio" means the ratio of Consolidated EBITDA to Consolidated Interest Expense.

                  "Interest Period" means, for each A Advance comprising part of the same A Borrowing, the period commencing on the date of such A Advance and ending on the last day of the period selected by the Borrower in a Notice of A Borrowing submitted in accordance with the terms of Section 2.02. The duration of each such Interest Period shall be (a) in the case of a Base Rate Advance, up to 180 days, and (b) in the case of a Eurodollar Rate Advance, subject to Section 2.10(b), one, two, three or six months, in each case as the Borrower may select; provided, however, that: (i) the Borrower may not select any Interest Period which ends after the Revolving Credit Termination Date, (ii) Interest Periods commencing on the same date for A Advances comprising part of the same A Borrowing shall be of the same duration; and (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, in the case of any Eurodollar Rate Advance, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day. If, in accordance with
         Section 2.10 or otherwise, any A Borrowing shall include both Eurodollar Rate Advances and Base Rate Advances, each such Base Rate Advance shall be assigned an Interest Period that is coextensive with the Interest Period then assigned to such Eurodollar Rate Advances.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended and any successor statute.

                  "Level" means, at any time, "Level 1", "Level 2", "Level 3", "Level 4" or "Level 5" as determined in accordance with the following conditions at such time:

                           (i) "Level 1" shall exist at such time if the
                  Manpower Credit Rating shall be either A- or better from S&P or A3 or better from Moody's;

                           (ii) "Level 2" shall exist at such time if (A) Level
                  1 shall not then exist and (B) the Manpower Credit Rating shall be either BBB+ or better from S&P or Baa1 or better from Moody's;

                           (iii) "Level 3" shall exist at such time if (A)
                  neither Level 1 nor Level 2 shall then exist and (B) the Manpower Credit Rating shall be either BBB from S&P or Baa2 from Moody's;

                           (iv) "Level 4" shall exist at such time if (A)
                  neither Level 1, Level 2 nor Level 3 shall then exist and (B) the Manpower Credit Rating shall be both BBB- from S&P and Baa3 from Moody's; and

                           (v) "Level 5" shall exist at such time if none of
                  Level 1, Level 2, Level 3 or Level 4 shall then exist;

         provided that if the Manpower Credit Rating issued by S&P shall at any time be more than one ratings category removed from the equivalent ratings category of the Manpower Credit Rating issued by Moody's at such time, the Level then in effect shall be determined on the basis of an imputed ratings category for both S&P and Moody's that is one ratings category above the lower of the two actual Manpower Credit Ratings then in effect. Solely for purposes of illustration, if the Manpower Credit Ratings issued by S&P and Moody's shall at any time be A- and Baa2, respectively, the imputed ratings category shall be BBB+ and Baa1, respectively, and the Level shall be Level 2.

                  "Majority Banks" means at any time Banks then holding greater than 50% of the outstanding A Advances; provided that (i) if no A Advances are then outstanding, "Majority Banks" shall mean Banks holding greater than 50% of the Commitments at such time and (ii) if the Commitments shall have been terminated and A Notes shall have been repaid in full, "Majority Banks" shall mean Banks holding greater than 50% of the then aggregate unpaid principal amount of the B Notes.

                  "Manpower Credit Rating" means, as of any date with respect to any rating agency, the credit rating, if any, publicly announced by such rating agency and then in effect in respect of the senior, unsecured, non-credit enhanced long-term debt of the Borrower. If at any time, and during the period that, a credit rating shall cease to be publicly announced by S&P or Moody's, the "shadow" credit rating, if any, issued by such rating agency in respect of the senior, unsecured, non-credit-enhanced debt of the Borrower may be used as the Manpower Credit Rating for such rating agency at any time following demonstration by the Borrower to the satisfaction of the Agent as to the existence of such shadow credit rating.

                  "Margin Stock" has the meaning specified in Regulation U issued by the Board of Governors of Federal Reserve System.

                  "Material Adverse Effect" means a material adverse affect on
         (i) the business, condition (financial or otherwise), operations or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under this Agreement.

                  "Material Subsidiary" means, at any time, (i) any Subsidiary of the Borrower which shall have contributed in excess of 5% of the Consolidated Net Earnings during the fiscal year then most recently ended and (ii) in the case of any other Subsidiary created, restructured in any material respect or acquired since the end of such fiscal year, such Subsidiary if it is reasonably projected to contribute in excess of 5% of the Consolidated Net Earnings of the Borrower during the then current fiscal year.

                "Moody's" means Moody's Investors Service, Inc.

                "Multiemployer Plan" means a "multiemployer plan" as defined in
          Section 4001(a)(3) of ERISA to which the Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                "Non-material Subsidiary" means, at any time, any Subsidiary of the Borrower which is not at such time a Material Subsidiary.

                "Note" means either an A Note or a B Note, and "Notes" means the A Notes and the B Notes, collectively.

                "Notice of A Borrowing" has the meaning specified in Section 2.02(a).

                "Notice of B Borrowing" has the meaning specified in Section 2.03(a)(i).

                "Payment Office" means the principal office of Citibank in New York City, located on the date hereof at 399 Park Avenue, New York, New York 10043, or such other office of the Agent as shall be from time to time selected by it by written notice to the Borrower and the Banks.

                "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

                "Pro Rata Share" means with respect to any Bank at any time, the percentage that such Bank's Commitment represents of the aggregate Commitments of all Banks at such time.

                "Proposed New Banks" has the meaning specified in Section 3.07.

                "Reference Banks" means Citibank and Credit Lyonnais.

                "Reference Date" has the meaning specified in Section 9.02.

                  "Register" has the meaning specified in Section 9.08.

                  "Replacement Bank" means, for purposes of Section 3.05, a financial institution proposed by the Borrower to replace an existing Bank for the reasons set forth in such section.

                  "Requisite Bank Credit Rating" shall mean a credit rating issued by S&P, Moody's or any other nationally recognized rating agency of not less than the minimum such rating issued by such agency to signify that the applicable indebtedness or obligation of the rated entity is "investment grade." In the case of any actual or proposed Bank, the applicable "rated entity" for this purpose shall be such Bank or, if such Bank shall not then be rated, the bank holding company owning all or substantially all of the capital stock of such Bank.

                  "Revolving Credit Facility" shall mean the financial accommodations contemplated in Article II of this Agreement.

                  "Revolving Credit Termination Date" means November 30, 2000 or the earlier date of termination in whole of the Commitments pursuant to
         Section 2.04, or such later date as shall be determined under Section 9.02; provided in each case that if such day shall not be a Business Day, the Revolving Credit Termination Date shall occur on the immediately preceding Business Day.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc.

                  "Subsidiary" means, with respect to any Person, any corporation or other entity in which such Person owns directly or indirectly 50% or more of the combined ordinary voting power of all classes of stock or interests of such entity having ordinary voting power.

                  "Termination Event" means (i) a "reportable event," as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any of its ERISA Affiliates under Section 4064 of ERISA upon the termination of a Plan, or (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties with a written notice of intent to terminate a Benefit Plan in a distressed termination described in Section 4041(c) of ERISA, or (iv) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

                  "Type", in respect of any A Advance, has the meaning assigned thereto in the definition herein of "A Advance".

                  "Y2K Risk" has the meaning specified in Section 5.01(o).

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                  SECTION 1.03. Accounting Terms and Change in Accounting Principles. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. If any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 5.01(e) are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower with the agreement of its independent certified public accountants and such changes result in a change in the components of the calculation of any of the financial covenants, standards or terms found in Article VI hereof, the Borrower and the Agent agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the components of the calculation of any of such financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in accordance with the terms of
Section 9.01, to so reflect such change in accounting principles.

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01. The A Advances. (a) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make A Advances in Dollars to the Borrower from time to time on any Business Day during the period from the Effective Date until the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth below such Bank's name on the signature pages hereof, as such amount may be reduced pursuant to Section 2.04, increased pursuant to Section 3.07 or increased or decreased in connection with any assignment pursuant to Section 9.08 (such Bank's "Commitment").

                  (b) The aggregate amount of the Commitments of the Banks shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Banks ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "B Reduction").

                  (c) Each A Borrowing shall consist of A Advances of the same Type made on the same day to the Borrower by the Banks ratably according to their respective Commitments, and shall be in an aggregate amount of not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (d) Within the limits of each Bank's Commitment, the Borrower may borrow, Convert pursuant to Section 2.02(g), repay pursuant to Section 2.05 or prepay pursuant to Section 2.09, and reborrow under this Section 2.01.

                  SECTION 2.02. Making the A Advances. (a) Each A Borrowing shall be made on notice, given by the Borrower:

                  (i) in the case of a proposed A Borrowing comprised of Base Rate Advances, to the Agent not later than 10:30 A.M. (New York City time) on the Business Day that is the date of the proposed A Borrowing; and

                  (ii) in the case of a proposed A Borrowing comprised of Eurodollar Rate Advances, to the Agent not later than 10:30 A.M. (New York City time) on the third Business Day prior to the date of such proposed A Borrowing.

The Agent shall give each Bank prompt notice thereof by telecopy, telex or cable. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telecopy, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such A Borrowing, (ii) Type of A Advances comprising such A Borrowing, (iii) Interest Period for each such A Advance and (iv) aggregate amount of such A Borrowing. The Borrower shall certify, in each Notice of A Borrowing, the Level then in effect.

                  (b) Each Bank shall make available for the account of its Applicable Lending Office:

                  (i) in the case of an A Borrowing comprised of Base Rate Advances, to the Agent before 12:00 noon (New York City time)(or, if the applicable Notice of A Borrowing shall have been given on the date of such A Borrowing, before 4:00 P.M. (New York City time)) on the date of such A Borrowing, at such account maintained at the Payment Office as shall have been notified by the Agent to the Banks prior thereto and in same day funds, such Bank's Pro Rata Share of such A Borrowing; and

                  (ii) in the case of an A Borrowing comprised of Eurodollar Rate Advances, to the Agent before 12:00 noon (New York City time) on the date of such A Borrowing, at such account maintained at the Payment Office as shall have been notified by the Agent to the Banks prior thereto and in same day funds, such Bank's Pro Rata Share of such A Borrowing.

After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V, the Agent will make such funds available to the Borrower at the aforesaid applicable Payment Office.

                  (c)  Anything hereinabove to the contrary notwithstanding,

                  (i) if any Bank shall, at least one Business Day before the date of any requested A Borrowing comprised of or any requested Conversion to Eurodollar Rate Advances, notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its Applicable Lending Office to perform its obligations hereunder generally to make, fund or maintain Eurodollar Rate Advances, the right of the Borrower to select or Convert to Eurodollar Rate Advances for existing A Advances from such Bank or any subsequent A Advances from such Bank shall be suspended until such Bank shall notify the Agent that the circumstances causing such suspension no longer exist, and each such A Advance comprising part of an A Borrowing otherwise comprised of Eurodollar Rate Advances shall be a Base Rate Advance; or

                  (ii) if the Majority Banks shall, at least one Business Day before the date of any requested A Borrowing or Conversion, notify the Agent that the Eurodollar Rate for Eurodollar Rate Advances comprising such A Borrowing or Conversion, will not adequately reflect the cost to such Majority Banks of making or funding their respective Eurodollar Rate Advances for such A Borrowing or Conversion, the right of the Borrower to select Eurodollar Rate Advances for such A Borrowing or Conversion, or to select such currency for any subsequent A Borrowing or Conversion, shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each A Advance comprising such A Borrowing shall be a Base Rate Advance on the requested date of Borrowing or Conversion.

In either such case, (A) each affected Bank shall advise the Agent and the Borrower in a written notice setting forth the applicable circumstances in reasonable detail, and (B) the Agent shall, upon becoming aware that the circumstances causing any such suspension no longer apply, promptly so notify the Borrower, provided that the failure of the Agent to so notify the Borrower shall not impair the rights of the Banks under this Section 2.02(c) or expose the Agent to any liability. In the case of any notice given to the Borrower under clause (i) or (ii) above, the Borrower may, upon its receipt of such notice, elect to revoke the applicable Notice of A Borrowing by forthwith providing written notice of such revocation to the Agent.

                  (d) Except as otherwise provided in Section 2.02(c), each Notice of A Borrowing shall be irrevocable and binding on the Borrower. In the case of any A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article V or as a result of the revocation by the Borrower of such Notice of A Borrowing under
Section 2.02(c), in each case including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the A Advance to be made by such Bank as part of such A Borrowing when such A Advance, as a result of such failure or revocation, is not made on such date.

                  (e) Unless the Agent shall have received notice from a Bank prior to the date of any A Borrowing that such Bank will not make available to the Agent such Bank's Pro Rata Share of such A Borrowing, the Agent may assume that such Bank has made such portion available to it on the date of such A Borrowing in accordance with subsection (b) of this Section 2.02 and it may, in reliance upon such assumption, make (but shall not be required to make) available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such Pro Rata Share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at (i) in the case of the Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's A Advance as part of such A Borrowing for purposes of this Agreement.

                  (f) The failure of any Bank to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the A Advance to be made by such other Bank on the date of any A Borrowing.

                  (g) The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion, Convert all A Advances of one Type comprising the same A Borrowing into A Advances of another Type or continue such A Advances as the same Type for a new Interest Period; provided, however, that:

                  (i) the Conversion of any Eurodollar Rate Advances into Base Rate Advances, or the continuation of any Eurodollar Rate Advances for an additional Interest Period, shall be made on, and only on, the last day of the Interest Period then in effect for such Eurodollar Rate Advances; and

                  (ii) if, on the date of any proposed Conversion, an Event of Default shall have occurred and is then continuing, each Eurodollar Rate Advance that would otherwise be Converted or continued on such date shall Convert into a Base Rate Advance on such date.

Each such notice of a Conversion (a "Notice of Conversion") shall be substantially in the form of Exhibit I hereto and shall, within the restrictions specified above, specify the date of such Conversion, the A Advances to be Converted, and the duration of the new Interest Period for each such A Advance. If the Borrower shall fail to select the duration of any new Interest Period by the time therefor required above in respect of the A Advances comprising any A Borrowing, such A Advances shall, subject to the terms and conditions set forth in this Section 2.02(g), automatically Convert on the last day of the then current Interest Period into A Advances of the same Type and having an Interest Period of one month, and the Agent will so notify the Borrower and the Banks.

                  SECTION 2.03. The B Advances. (a) Each Bank severally agrees that the Borrower may make B Borrowings in Dollars under this Section 2.03 from time to time on any Business Day during the period from the Effective Date until the date occurring 30 days prior to the Revolving Credit Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Banks (computed without regard to any B Reduction).

                  (i) The Borrower may request a B Borrowing under this Section
         2.03 by delivering to the Agent, by telecopier, telex or cable, confirmed immediately in writing, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date shall be a Business Day that is not earlier than 30 days after the date of the proposed B Borrowing and not later than the Revolving Credit Termination Date), the interest payment date or dates relating thereto, the basis on which interest is to be calculated and any other terms to be applicable to such B Borrowing, not later than 10:30 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed B Borrowing, if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Banks shall be fixed rates per annum and
         (B) at least four Business Days prior to the date of the proposed B Borrowing, if the Borrower shall instead specify in the Notice of B Borrowing that the rates of interest to be offered by the Banks shall be quoted in reference to the Eurodollar Rate. The Agent shall in turn promptly notify each Bank of each request for a B Borrowing received by it from the Borrower by sending such Bank a copy of the related Notice of B Borrowing.

                  (ii) Each Bank may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Bank in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) (A) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, of the minimum amount and maximum amount of each B Advance which such Bank would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Bank's Commitment), the rate or rates of interest therefor and such Bank's Applicable Lending Office with respect to such B Advance; provided that if the Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Banks. If any Bank shall elect not to make such an offer, such Bank shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Banks, and such Bank shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Bank to give such notice shall not cause such Bank to be obligated to make any B Advance as part of such proposed B Borrowing.

                  (iii) The Borrower shall, in turn, (A) before 11:00 A.M. (New York City time) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) before 1:00 P.M. (New York City time) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, either:

                           (x) cancel such B Borrowing by giving the Agent
                  notice to that effect, or

                           (y) accept one or more of the offers made by any Bank
                  or Banks pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Bank for such B Advance pursuant to paragraph (ii) above) to be made by each Bank as part of such B Borrowing, and reject any remaining offers made by Banks pursuant to paragraph (ii) above by giving the Agent notice to that effect. The Borrower shall not accept offers in an aggregate amount, in respect of any maturity, in excess of the maximum amount requested for such maturity by the Borrower in the applicable Notice of B Borrowing. The Borrower shall accept offers on the basis of the respective rates quoted, selecting first the lowest such rate and accepting offers thereafter in ascending order of such rates. If two or more Banks make offers at the same rate for the same maturity, and the Borrower elects to accept a portion but not all of the aggregate amount of such offers, the Borrower shall accept such offers ratably in proportion to the amount bid by each such Bank.

                  (iv) If the Borrower notifies the Agent that such B Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Banks and such B Borrowing shall not be made.

                  (v) If the Borrower accepts one or more of the offers made by any Bank or Banks pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Bank that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Bank pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Bank that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Bank as part of such B Borrowing, and (C) each Bank that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article V. Each Bank that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York City time) on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Bank shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at the Payment Office such Bank's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article V and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Payment Office. Promptly after each B Borrowing, the Agent will notify each Bank of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

                  (b) Each B Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each B Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection
(a) above.

                  (c) Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this
Section 2.03; provided that a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.

                  (d) The Borrower shall repay to the Agent for the account of each Bank which has made a B Advance, or each other holder of a B Note, on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance. The Borrower shall have no right to prepay any principal amount of any B Advance unless, and then only on the terms, specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and set forth in the B Note evidencing such B Advance.

                  (e) The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Bank making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, as provided in the B Note evidencing such B Advance.

                  (f) The indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B Borrowing shall be evidenced by a separate B Note of the Borrower payable to the order of the Bank making such B Advance.

                  SECTION 2.04. Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' written notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks; provided, that (i) each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) after giving effect to any such reduction, the aggregate Commitments then in effect shall be in an amount not less than the aggregate principal amount of the Advances then outstanding. No portion of the Commitments which has been terminated in accordance with this Section 2.04 may be reinstated.

                  SECTION 2.05. Repayment of A Advances. The Borrower shall repay the principal amount of each A Advance made to it by each Bank on the Revolving Credit Termination Date (or on such earlier date as may be required under Section 2.10 or otherwise hereunder).

                  SECTION 2.06. Interest on A Advances. The Borrower shall pay interest on the unpaid principal amount of each A Advance made by each Bank to the Borrower from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (a) Base Rate Advances. If an A Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin, payable on the last day of each Facility Quarter during which such Base Rate Advance shall have been outstanding and on the last day of the applicable Interest Period (or on any earlier date on which such A Advance shall be Converted or paid in full). The Agent shall provide notice by telephone or by any other method contemplated by
Section 9.03 to the Borrower of the amount of interest due and payable on Base Rate Advances by a date not later than the date such payment is due; provided, however, that the Agent's failure to give such notice shall not discharge the Borrower from the Borrower's obligation to make payment of interest but shall only delay the due date of such interest until such telephonic or other form of notice is given.

                  (b) Eurodollar Rate Advances. If such A Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such A Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period.

                  (c) "Applicable Margin" means, in respect of any A Advance, a rate per annum determined for each day during the Interest Period for such A Advance in reference to the table set forth below on the basis of the Level existing on such day:

                       Applicable Margin (rate per annum)



                  Level       Base Rate Advances       Eurodollar Rate Advances
                  -----       ------------------       ------------------------
                  Level 1           0                         0.26%

                  Level 2           0                         0.40%

                  Level 3           0                         0.475%

                  Level 4           0                         0.60%

                  Level 5           0                         0.75%;


provided that, in respect of any calendar month, if the average aggregate principal amount of Advances outstanding during such calendar month shall exceed an amount equal to 50% of the average aggregate Commitments during such calendar month, then the Applicable Margin in respect of each A Advance outstanding during the month next following such calendar month shall be as set forth below:

                       Applicable Margin (rate per annum)
       During the Month Following Calendar Month of Designated Utilization


                  Level       Base Rate Advances       Eurodollar Rate Advances
                  -----       ------------------       ------------------------
                  Level 1           0.15%                     0.41%

                  Level 2           0.25%                     0.65%

                  Level 3           0.275%                    0.75%

                  Level 4           0.375%                    0.975%

                  Level 5           0.50%                     1.25%;

provided further that upon the occurrence and during the continuance of any Event of Default, the Applicable Margin in respect of each A Advance shall increase to 2.00% per annum over the Applicable Margin otherwise in effect for such A Advance.

                  SECTION 2.07. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance made by such Bank to the Borrower, from the date of such A Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such A Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such A Advance. Such additional interest so notified to the Borrower by any Bank shall be payable to the Agent for the account of such Bank on the dates specified for payment of interest for such A Advance in Section 2.06.

                  SECTION 2.08. Interest Rate Determination. Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Agent for purposes of Section 2.06, and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.06(b).

                  SECTION 2.09. Prepayments. (a) The Borrower may, upon written notice given to the Agent not later than 11:00 A.M. (New York City time) on the date of prepayment and stating the proposed date (which shall be a Business Day) and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Base Rate Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid, on such date specified for prepayment; provided, however, that
(i) each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and
(ii) a Base Rate Advance that constitutes part of an A Borrowing that, pursuant to Section 2.10, contains Eurodollar Rate Advances may not be prepaid unless at such time such Eurodollar Rate Advances are being prepaid in accordance with
Section 2.09(b).

                  (b) The Borrower may, upon written notice given to the Agent not later than 11:00 A.M. (New York City time) two Business Days prior to the date of prepayment and stating the proposed date (which shall be a Business Day) and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Eurodollar Rate Advances comprising part of the same A Borrowing in whole (and not in part), together with accrued interest to the date of such prepayment on the principal amount prepaid, on such date specified for prepayment and shall pay to each Bank, on demand, such other amounts in connection therewith as may be required under Section 9.05(b).

                  (c) Subject to Section 2.03(d), the Borrower shall have no right to prepay any principal amount of any B Advance.

                  SECTION 2.10. Illegality. (a) In the event that any Bank shall have determined in good faith (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) at any time that the making or continuance of any of its Eurodollar Rate Advances has become unlawful because of the introduction of or any change in or in the interpretation of any law or regulation or because of the assertion of unlawfulness by any central bank or other governmental authority, then, in any such event, such Bank shall give prompt notice (by telephone confirmed in writing) to the Borrower and to the Agent of such determination (which notice the Agent shall promptly transmit to the other Banks).

                  (b) Upon the giving of the notice to the Borrower referred to in subsection (a) above, if the affected Eurodollar Rate Advances are then outstanding, the Borrower shall, upon at least one Business Day's written notice to the Agent and the affected Bank, or if permitted by applicable law no later than the date permitted thereby, in the Borrower's sole discretion, either (i) prepay the principal amount of all outstanding Eurodollar Rate Advances of such Bank to which such notice related, together with accrued interest thereon to the date of payment or (ii) Convert each such Eurodollar Rate Advance into a Base Rate Advance, and, in each case be obligated to reimburse the Banks in respect thereof pursuant to Section 9.05(b) hereof. If more than one Bank gives notice pursuant to Section 2.10(a) at any time, then all outstanding Eurodollar Rate Advances of such Banks must be treated the same by the Borrower pursuant to this
Section 2.10(b). Any Base Rate Advance arising by reason of this Section 2.10(b) shall have an Interest Period assigned to it that ends on the date that the Eurodollar Rate Advance for which it shall have been substituted would have expired, and the principal thereof and interest thereon shall be payable on the date that principal and interest would otherwise have been payable on such Eurodollar Rate Advance (whether on the last day of such Interest Period or on any earlier date that the other A Advances comprising a part of the related A Borrowing shall be prepaid). Such Base Rate Advance may not be prepaid at any time prior to the date that the Eurodollar Rate Advances comprising a part of such A Borrowing shall be repaid.

                  SECTION 2.11. Evidence of A Advances. (a) The indebtedness of the Borrower to each Bank resulting from the A Advances made to the Borrower by such Bank shall be evidenced by an A Note of the Borrower payable to the order of such Bank. Prior to the transfer of its A Note, each Bank may either (i) record each A Advance (and payment thereon) on the grid attached to its A Note or (ii) maintain, in accordance with its usual practice, an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each A Advance owing to such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder. At the time of transfer of its A Note, each Bank shall record on the grid attached to such A Note the A Advances then owing to such Bank the Interest Period for each such A Advance. Notwithstanding the foregoing, no failure on the part of any Bank to make the notations or recordations contemplated herein shall impair, modify or otherwise adversely affect the claim of such Bank against the Borrower in respect of any A Advance made by such Bank hereunder.

                  (b) The Register maintained by the Agent pursuant to Section 9.08(c) shall include a control account, and a subsidiary account for each Bank, in which accounts (taken together) shall be recorded (i) the date and amount of each A Borrowing made hereunder, the Type of A Advances comprising such Borrowing, the currency of such A Advances and the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder, and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Bank's share thereof.

                  (c) The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.

                                   ARTICLE III
                                  GENERAL TERMS

                  SECTION 3.01. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Bank a facility fee ("Facility Fee") at the respective rate per annum set forth below on the average daily aggregate amount of the Commitment of such Bank (whether used or unused, and without regard to any B Reduction that may then exist) from the date hereof until the Revolving Credit Termination Date, payable on the last day of each Facility Quarter during the term of such Bank's Commitment and on the Revolving Credit Termination Date. The Facility Fee in respect of any period shall be determined on the basis of the Level in effect during such period, in accordance with the table set forth below. The rate per annum at which such Facility Fee is calculated shall change when and as the existing Level changes.

                                                   Facility Fee
                           Level                (Rate per annum)
                           -----                ----------------
                           Level 1                    0.09%
                           Level 2                    0.10%
                           Level 3                    0.125%
                           Level 4                    0.15%
                           Level 5                    0.25%

                  (b) Participation Fee. The Borrower agrees to pay to the Agent for the account of each Bank a participation fee on the date hereof in an amount equal to the following applicable percentage of the Commitment of such Bank (without regard to any Advances being made on such date): (i) 0.075%, in the case of any Bank appearing as part of "Tier 1" on Schedule I hereto, (ii) 0.05% in the case of any Bank appearing as part of "Tier 2" on Schedule I hereto, and
(iii) 0.03%, in the case of any Bank appearing as part of "Tier 3" on Schedule I hereto.

                  (c) Agency and Arrangement Fees. The Borrower agrees to pay
(i) to the Agent such fees as may from time to time be agreed upon among the Borrower and the Agent and (ii) to Salomon Smith Barney Inc. the arrangement or other fees as may from time to time be agreed upon between the Borrower and Salomon Smith Barney Inc., in each case when and as such fees shall become due and payable by the Borrower as provided therein.

                  (d) Auction Fee. The Borrower agrees to pay to the Agent, for the account of the Agent, on the date of issuance of any Notice of B Borrowing, an auction fee in the amount of $3500. Such fee shall be fully earned upon issuance of such Notice of B Borrowing, and shall be nonrefundable without regard to whether or not any B Advances are thereafter made in response to the solicitation of bids made in such Notice of B Borrowing.

                  SECTION 3.02. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due to the Agent in same day funds by deposit of such funds to the Agent's account maintained at the Payment Office in New York City. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.07, 3.03, 3.05 or 9.05) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                  (b) The Borrower hereby authorizes each Bank, if and to the extent payment owed to such Bank by the Borrower is not made when due hereunder or under any Note held by such Bank, to charge from time to time against any or all of the Borrower's accounts with such Bank any amount so due. Each Bank agrees promptly to notify the Borrower after any such charge, provided that the failure to give such notice shall not affect the validity of such charge.

                  (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate, and of fees, shall be made by the Agent, and all computations of interest pursuant to Section 2.07 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent (or, in the case of Section 2.07, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such cases be included in the computation of payment of interest or facility fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due from the Borrower to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to it on such date and it may, in reliance upon such assumption, cause (but shall not be required to cause) to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent at the Federal Funds Rate.

                  SECTION 3.03. Increased Costs and Reduced Return. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase after the date hereof in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances by an amount deemed by such Bank in good faith to be material, then the Borrower shall from time to time, within 15 days after demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost.

                  (b) If, after the date hereof, any Bank shall have determined that the compliance with any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office or any corporation controlling such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or the capital of any corporation controlling such Bank as a consequence of such Bank's obligations hereunder or in connection herewith to a level below that which such Bank (or such corporation) could have achieved but for such adoption, change or compliance by an amount deemed by such Bank in good faith to be material, then the Borrower shall, from time to time, within 15 days after demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank such additional amount or amounts as will compensate such Bank or such controlling corporation for such reduction.

                  (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and, in the case of a Bank, will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section shall set forth the additional amount or amounts to be paid to it hereunder in reasonable detail, including the basis for the calculation thereof and shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                  SECTION 3.04. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances made by it (other than pursuant to Section 2.07, 3.03 or 3.05), in excess of its ratable share of payments on account of the A Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the A Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 3.04 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 3.05. Taxes; Bank Certifications. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section
3.02 hereof, without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions or charges and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or by the laws of any political subdivision thereof or by the laws of any nation which includes or is included within such jurisdiction and in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of the location of such Bank's Applicable Lending Office, or any political subdivision thereof and (ii) in the case of any assignment by a Bank to an Eligible Assignee pursuant to Section 9.08, or any change by a Bank of an Applicable Lending Office in one jurisdiction to an Applicable Lending Office in another jurisdiction, any excess in the withholding tax applicable to such Eligible Assignee, or such new Applicable Lending Office, over the withholding tax (other than any withholding tax excluded from the definition of Taxes under clause (i) or this clause (ii) of Section 3.05(a)) applicable to the former Bank, or the former Applicable Lending Office, in each case as determined under laws (including, without limitation, any treaty, law, rule, regulation or determination) applicable to the former Bank and such Eligible Assignee, or the former Applicable Lending Office and such new Applicable Lending Office, and in effect on the date of such assignment, or such change in Applicable Lending Office, but not including any increase in withholding tax resulting from any subsequent change in such laws (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made and (ii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If any Bank is entitled to reduce the taxes or any amounts otherwise payable by it (whether through utilization of a tax credit or other benefit, application against other payments or otherwise) as a result of any payments required to be made by the Borrower pursuant to this Section 3.05(a), or if any Bank subsequently recovers any amount of Taxes previously paid by the Borrower pursuant hereto, such Bank shall, to the extent permitted by applicable law, (i) in the case of a reduction in taxes or other payments, pay to the Borrower the amount of such reduction within thirty days after such reduction is realized and (ii) in the case of a recovery of Taxes previously paid by the Borrower, refund the amount of such recovery to the Borrower within thirty days after receipt thereof. Each Bank shall endeavor in good faith to achieve any such reductions and recover such Taxes to the extent that it may do so without the incurrence of expenses or other detriments deemed by it in good faith to be material. If the Borrower is required to make any payments to or on behalf of any Bank pursuant to this Section 3.05(a), such Bank shall provide to the Borrower, within 90 days after the Borrower's request therefor, a written statement executed by an appropriate officer of the Bank stating whether such Bank anticipates making any payment to the Borrower pursuant to the provisions of this Section 3.05(a) and the anticipated timing thereof and briefly summarizing the tax or other considerations involved.

                  (b) If the Borrower makes any payment hereunder in respect of which it is required by law to make any deduction or withholding of any Taxes, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent and the applicable Banks as soon as practicable after it has made such payment to the applicable authority a receipt issued by such authority or, if no such receipt is available, a statement of the Borrower confirming the payment to such authority of all amounts so required to be deducted or withheld from such payment. The Borrower will indemnify each Bank and the Agent for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 3.05) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor.

                  (c) Prior to the date of the initial Borrowing hereunder in the case of each Bank (and on the date of the Assignment and Acceptance, Commitment and Acceptance or Designation Agreement, as applicable, pursuant to which it became a Bank in the case of each other Bank), and from time to time thereafter if requested by the Borrower or the Agent, each Bank that is organized under the laws of any jurisdiction other than the United States or any political subdivision thereof agrees to furnish to the Borrower and the Agent, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Bank claims entitlement to complete exemption from U.S. federal withholding tax on interest paid by the Borrower hereunder) and to provide to the Borrower and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form shall have expired or is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form.

                  (d) The Borrower shall not be required to pay any increased amount on account of Taxes pursuant to this Section 3.05 to any Bank or the Agent to the extent such Taxes would not have been payable if (i) such Bank had furnished a form (properly and accurately completed in all material respects by such Bank) which it was otherwise required to furnish in accordance with Section 3.05(c) hereof and (ii) the Borrower fully cooperated with such Bank in the preparation and completion of such form. In the event of any change in applicable law, rule or regulation resulting in liability to the Borrower for withholding taxes, the Agent or any Bank entitled to receive additional amounts pursuant to this Section 3.05 as a result of such change, shall use its reasonable endeavors (consistent with its internal policy and legal or regulatory restrictions) to change its Applicable Lending Office or take any other action if the making of such change or the taking of such other action would avoid the need for, or reduce the amount of, any additional amounts chargeable to the Borrower under this Section 3.05 and would not, in the judgment of the Agent or such Bank, as applicable, be otherwise disadvantageous to the Agent or such Bank.

                  SECTION 3.06. Replacement of a Bank. In the event the Borrower
(i) becomes obligated to pay additional amounts to any Bank pursuant to Sections
3.03 or 3.05, (ii) loses the right to select or convert to Eurodollar Rate Advances pursuant to Section 2.02(c)(i) or (iii) shall be required to prepay a Eurodollar Rate Advance pursuant to Section 2.10 (each such event or condition a "Replacement Event"), unless such Bank has theretofore taken steps to change, and has changed the circumstances giving rise to such Replacement Event, the Borrower may, provided that no Event of Default or event which with the giving of notice or lapse of time or both would be an Event of Default has occurred and is continuing and that the Borrower has satisfied all of its obligations under this Agreement to the Bank which the Borrower intends to replace, designate a Replacement Bank which is reasonably acceptable to the Agent to assume such Bank's Commitment and other obligations hereunder and to purchase such Bank's Notes and other rights hereunder, without recourse to or warranty (other than as to unencumbered ownership) by, or expense to, such Bank for a purchase price equal to the outstanding principal amount of the Advances then payable to such Bank plus any accrued but unpaid interest and accrued but unpaid fees with respect thereto. Such purchase shall be effected by the execution and delivery by such Bank and such Replacement Bank of an Assignment and Acceptance, and shall otherwise be made in the manner described in Section 9.08. Upon such purchase and the payment of the additional amounts described above and all other obligations owing to such Bank, such Bank shall no longer be a party hereto or have any rights or benefits hereunder (except for rights or benefits that such Bank would retain hereunder upon termination of this Agreement), and the Replacement Bank shall succeed to the rights and benefits, and shall assume the obligations, of such Bank hereunder. Each Bank agrees to use its best efforts to notify the Borrower as promptly as practicable upon such Bank's becoming aware that circumstances exist which would cause the Borrower to become obligated to pay additional amounts to such Bank pursuant to Sections 3.03 or 3.05, to lose the right to select or convert to Eurodollar Rate Advances pursuant to Section 2.02(c)(i) or (iii) or to be required to prepay a Eurodollar Rate Advance pursuant to Section 2.10, provided, that the failure by any Bank to give such notice shall not affect the obligations of the Borrower under such Section.

                  SECTION 3.07. Increases in the Facility. (a) At any time prior to the Revolving Credit Termination Date, the Borrower may request that the Revolving Credit Facility be increased; provided that, without the prior written consent of all of the Banks, no such increase shall occur if (i) the aggregate amount of the Commitments would, after giving effect to such increase, exceed $400,000,000, (ii) any Event of Default, or event which with the giving of notice or the lapse of time or both would constitute an Event of Default, has occurred and is continuing or would occur as a result of such increase or (iii) any increase in the Revolving Credit Facility under this Section 3.07 shall have occurred within the twelve month period immediately preceding the date such increase is proposed to be made.

                  (b) Each request for an increase in the facilities shall be made in a written notice substantially in the form of Exhibit J hereto given to the Agent not less than 30 days prior to the effective date of such increase, which notice (a "Facility Increase Notice") shall specify (i) the aggregate amount of the proposed increase in the Commitments, which shall be an amount that is an integral multiple of $10,000,000, (ii) each financial institution, which shall be an Eligible Assignee, that shall have agreed to become a "Bank" party hereto (a "Proposed New Bank") in connection therewith and/or the Banks then parties hereto that shall have agreed to increase their respective Commitments hereunder (collectively with the Proposed New Banks, the "Increasing Banks"), (iii) the allocation of Commitments among the Increasing Banks, and
(iv) the effective date of such increase (an "Increase Date").

                  (c) Prior to the inclusion of any Proposed New Bank in any Facility Increase Notice, the Borrower shall have obtained the consent thereto of the Agent. The aggregate Commitment of any Proposed New Bank shall be in a minimum amount of $10,000,000. The Borrower may elect to offer some or all of the Banks the opportunity to participate in the anticipated increase; provided that each such Bank shall have the right but not the obligation to commit to participate in such increase. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Bank to increase its Commitment hereunder at any time.

                  (d) Upon its receipt of any Facility Increase Request, the Agent shall provide notice thereof to each Bank. Upon satisfaction of the conditions set forth in Section 4.03 and otherwise set forth herein, the increases requested in a Facility Increase Request shall become effective on the applicable Increase Date, whereupon each Proposed New Bank shall become and be a party hereto as a Bank and shall have the rights and obligations of a Bank hereunder and the Commitment of each Bank that shall have agreed to participate in such increase shall be increased by the applicable amount. The Agent shall maintain a copy of each Commitment and Acceptance delivered to it and record the same in the Register.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

                  SECTION 4.01. Conditions Precedent to Closing. The obligation of each Bank to make its initial Advance is subject to the condition precedent that the Agent shall have received the following, each dated the date hereof, in form and substance satisfactory to the Agent and in sufficient copies for each
Bank:

                  (i) The A Notes, made by the Borrower to the order of each Bank which has requested that an A Note be executed on its behalf;

                  (ii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying a copy of the resolutions of the Board of Directors of the Borrower approving this Agreement and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement;

                  (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder;

                  (iv) A favorable opinion of Godfrey & Kahn, S.C., special counsel for the Borrower, in substantially the form of Exhibit K hereto; and

                  (v) A favorable opinion of Sidley & Austin, counsel for the Agent, in substantially the form of Exhibit H hereto.

                  SECTION 4.02. Conditions Precedent to Each A Borrowing. The obligation of each Bank to make an A Advance on the occasion of each A Borrowing (including the initial A Borrowing) shall be subject to the further conditions precedent that on the date of such A Borrowing: (a) the following statements shall be true and the Agent shall have received for the account of such Bank a certificate signed by a duly authorized officer of the Borrower as follows:

                  (i)   The representations and warranties contained in Section
         5.01 (excluding those contained in subsections (e) and (f) (i) thereof) are correct on and as of the date of such A

          Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

                  (ii) no event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and


                  (b) the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request.

                  SECTION 4.03. Conditions Precedent to an Increase in or Renewal of the Commitments. The ability of the Borrower to request an increase in the Revolving Credit Facility pursuant to Section 3.07 or an extension of the Commitments pursuant to Section 9.02 shall be subject to the further conditions precedent that on the related Increase Date or Reference Date, as applicable:
(a) the following statements shall be true and the Agent shall have received for the account of such Bank a certificate signed by a duly authorized officer of the Borrower as follows:

                  (i) The representations and warranties contained in Section
         5.01 are correct on and as of such date, before and after giving effect to such increase or extension of the Commitments, as though made on and as of such date, and

                  (ii) No event has occurred and is continuing, or would result from such increase or extension of the Commitments, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

                  (b) the Agent shall have received on or before the date of such increase or extension the following, each dated as of such date:

                  (i) certified copies of resolutions of the Board of Directors of the Borrower approving such increase or extension, as applicable, and the corresponding modifications to this Agreement;

                  (ii) an opinion of counsel for the Borrower (which may be in-house counsel) in substantially the form of Exhibit G hereto;

                  (iii) in the case of any increase in the Commitments pursuant to Section 3.07, (A) with respect to each Increasing Bank, a Commitment and Acceptance duly executed and delivered by such Increasing Bank, (B) with respect to each Proposed New Banks, such other instruments and documents as may be required under Section 3.05, or that the Agent shall have reasonably requested in connection with such increase, and
         (C) from the Borrower, an A Note made to the order of each Increasing Bank in an amount equal to such Increasing Bank's Commitment after giving effect to such extension;

                  (c) the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request.

                  SECTION 4.04. Conditions Precedent to Each B Borrowing. The obligation of each Bank which is to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of B Borrowing with respect thereto, (ii) on or before the date of such B Borrowing, but prior to such B Borrowing, the Agent shall have received a B Note payable to the order of such Bank for each of the one or more B Advances to be made by such Bank as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with Section 2.03, and (iii) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that on the date of such B Borrowing such statements are true):

                  (a) The representations and warranties contained in Section
5.01 (excluding those contained in subsections (e) and (f)(i) thereof) are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

                  (b) No event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and

                  (c) No event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Agent and each Bank by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 5.01. Representation and Warranties of the Borrower. The Borrower represents and warrants to the Banks and the Agent as follows:

                  (a) The Borrower and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business or the ownership of its properties requires such qualification and where failure so to qualify might have a Material Adverse Effect.

                  (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all
                                       31
necessary corporate action, and do not contravene (i) the Borrower's certificate of incorporation or by-laws or (ii) any law or any contractual restriction binding on or affecting the Borrower.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or any of the Notes.

                  (d) This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

                  (e) The audited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of December 31, 1998, and the related statements of income and retained earnings of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on such date, all in accordance with GAAP consistently applied, and since December 31, 1998, there has been no material adverse change in such condition (financial or otherwise), or operations or the prospects of the Borrower and its Consolidated Subsidiaries taken as a whole.

                  (f) There is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, (i) which, if adversely determined, may have a Material Adverse Effect, or (ii) which purports to affect the legality, validity or enforceability of this Agreement or any of the Notes or (iii) which, if adversely determined, would impair the ability of the Borrower to perform its obligations under this Agreement.

                  (g) The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries except such taxes or assessments, if any, as are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes are, in the opinion of the Borrower, adequate.

                  (h) No events, including, without limitation, any "Reportable Event" or "Prohibited Transactions," as those terms are defined in ERISA, have occurred in connection with any Plan of the Borrower or any of its ERISA Affiliates which might reasonably be expected to constitute grounds for the termination of any such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan, which termination would have a Material Adverse Effect. All of the Plans of the Borrower and its ERISA Affiliates meet the minimum funding standards of
Section 302 of ERISA, except where failure to meet such standards would not have a Material Adverse Effect. Each Foreign Subsidiary (as defined in Section 5.01(i) below) of the Borrower is in compliance in all material respects with all applicable requirements of law with respect to employee benefits, the failure to comply with which would have a Material Adverse Effect.

                  (i) (i) The operations of the Borrower and each of its Domestic Subsidiaries comply in all material respects with all applicable environmental, health and safety requirements of law the failure to comply with which would have a Material Adverse Effect; (ii) the operations of each Foreign Subsidiary of the Borrower comply in all material respects with all applicable environmental, health and safety requirements of law, the failure to comply with which would have a Material Adverse Effect; and (iii) prior to the date hereof, the Borrower shall have inspected, and shall have caused each of its Subsidiaries to have inspected, its property owned in fee and, with respect to each building in which asbestos shall have been found, the Borrower shall have caused such building to be in compliance with applicable rules and regulations under local law relating to asbestos containment, maintenance and removal. The term "Domestic Subsidiary" means a Subsidiary organized under the laws of, or having its principal place of business within, a jurisdiction located in the United States and the term "Foreign Subsidiary" means any other Subsidiary.

                  (j) No proceeds of any Advance will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 if the Borrower has reason to know that the board of directors of the issuer of such equity security opposes or will oppose such acquisition.

                  (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in a manner that would cause any party hereto to be in violation of any of Regulation T, U or X of the Board of Governors of the Federal Reserve System. Not more than twenty-five percent (25%) of the value of the assets subject to any "arrangement" (as such term is used in section 221.2(g)(1) of Regulation U of the Board of Governors of the Federal Reserve System) under this Agreement or the Notes is represented by Margin Stock.

                  (l) Except as set forth on Schedule II hereto, neither the Borrower nor any ERISA Affiliate maintains or contributes to any Plan; each Plan which is intended to be a qualified plan has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code; neither the Borrower nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides lifetime benefits to retirees; neither the Borrower nor any ERISA Affiliate has breached in any material respect any of the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan; no accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Internal Revenue Code) exists in respect to any Plan; neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan (i) has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code or (ii) has taken any action which would constitute or may result in a Termination Event with respect to any Plan; neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than with respect to the payment of premiums which are not yet due and payable. Schedule B to the most recent annual report filed with the Internal Revenue Service with respect to each Benefit Plan and furnished to the Banks is complete and accurate in all material respects and, except as disclosed on Schedule II hereto, since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B; neither the Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan; neither the Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; neither Manpower Inc. nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability of the plan year.

                  (m) The Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (n) All information furnished to the Agent or any Bank by or at the direction of the Borrower in connection with this Agreement was, on the date furnished, true and correct in all material respects and did not fail to state any fact the omission of which rendered the information provided materially misleading in any material respect.

                  (o) The Borrower (i) has reviewed, and has caused each of its Consolidated Subsidiaries to review, the areas which are material to its respective business and operations which could be materially adversely affected by the risk (the "Y2K Risk") that computer applications used by that Person cannot or will not handle accurately, timely and without interruption any information involving any and all dates before, during and/or after January 1, 2000, (ii) has taken, and has caused each of its Consolidated Subsidiaries to have taken, all reasonable actions necessary to minimize or eliminate any material impact of the Y2K Risk on its business and operations and (iii) does not reasonably anticipate that the Y2K Risk will have a Material Adverse Effect.

                                   ARTICLE VI
                            COVENANTS OF THE BORROWER

                  SECTION 6.01. Affirmative Covenants. So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will, unless the Majority Banks shall otherwise consent in writing:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Material Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith and (ii) complying in all material respects with ERISA and all applicable environmental, health and safety laws and regulations.

                  (b)  Reporting Requirements.  Furnish to the Banks:

                  (i) as soon as available and in any event within 45 days after the end of each of its fiscal quarters, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and statements of income and retained earnings of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and statements of income and retained earnings of the Borrower and its Subsidiaries for the twelve-month period then ended;

                  (ii) as soon as available and in any event within 90 days after the end of each of its fiscal years, a copy of the annual report for such year for the Borrower and its Subsidiaries, containing Consolidated financial statements for such year and certified in a manner acceptable to the Majority Banks by Arthur Andersen, LLP or other independent public accountants acceptable to the Majority Banks;

                  (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of the treasurer of the Borrower, (A) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 6.01(j) and 6.01(k) hereof, on the date of such financial statements, (B) stating whether there exists on the date of such certificate any Event of Default or an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default and, if there exists any such Event of Default or event, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (C) setting forth the Manpower Credit Rating as of the date of such financial statements (and, if different, as of the date of such certificate);

                  (iv) as soon as possible and in any event within five days after any of the chief financial officer or the chief accounting officer of the Borrower or the director of international finance of the Borrower learns of the occurrence of any Event of Default or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

                  (v) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to all holders of any class of its securities and copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                  (vi) promptly after the filing or receiving thereof, copies of all reports and notices which the Borrower or any of its Subsidiaries or any ERISA Affiliate files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the Borrower or any of its Subsidiaries or any ERISA Affiliate receives from such entities;

                  (vii) promptly following any change in any credit rating (whether publicly announced or shadow) by either S&P or Moody's in respect of any debt of the Borrower, notice thereof; and

                  (viii) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request.

                  (c) Corporate or Other Existence. Subject to Section 6.02(c), preserve and keep, and will cause each of its Material Subsidiaries to preserve and keep, its corporate or other existence, rights, franchises and licenses in full force and effect; provided, however, that the Borrower may terminate the corporate or other existence of any of its Subsidiaries, or permit the termination or abandonment of any right, franchise or license if, in the good faith judgment of the appropriate officer or officers of the Borrower, such termination or abandonment is not disadvantageous to the Borrower and is not materially disadvantageous to the Banks.

                  (d) Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with sound and reputable insurers covering all such properties and risks as are customarily insured by, and in amounts not less than those customarily carried by, corporations engaged in similar businesses and similarly situated.

                  (e) Properties. Maintain and preserve, and cause each of its Material Subsidiaries to maintain and preserve, all of its properties necessary (in the Borrower's best business judgment) for the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (f) Business. Without prohibiting the Borrower from making acquisitions or divestitures permitted under Section 6.02(c), remain in the same businesses, similar businesses or other service businesses reasonably related thereto, taken as a whole, as are carried on at the date of this Agreement.

                  (g) Keeping of Books. Keep, and cause each of its Consolidated Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each of its Consolidated Subsidiaries in accordance with GAAP consistently applied.

                  (h) Visitation Rights. At any reasonable time and from time to time, permit the Agent or any of the Banks or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their respective officers or directors.

                  (i) Material Contracts. Perform and observe, and cause each of its Material Subsidiaries to perform and observe, all the terms and provisions of each Material Contract to be performed or observed by it. For this purpose, the term "Material Contract" means each contract to which the Borrower or any of its Material Subsidiaries is a party that involves consideration payable by the Borrower or any of its Material Subsidiaries of $20,000,000 or more in any one case or an aggregate amount of $50,000,000 or more.

                  (j) Maintenance of Interest Coverage Ratio. Maintain a ratio of Consolidated EBITDA to Consolidated Interest Expense as of the end of each fiscal quarter, in respect of the four-quarter period then ended, of not less than 3.0 to 1.0.

                  (k) Maintenance of Debt-to-Capitalization Ratio. Maintain a Debt-to-Capitalization Ratio as of the end of each fiscal quarter of not greater than 0.60 to 1.0.

                  (l) Y2K Risk. Take all actions necessary to prevent the Y2K Risk from having a material adverse effect on the business, condition (financial or otherwise) or operations of the Borrower and its Consolidated Subsidiaries taken as a whole.

                  (m) Non-material Subsidiaries. Cause its Non-material Subsidiaries to comply with each of the requirements otherwise applicable to Material Subsidiaries or Consolidated Subsidiaries under this Section 6.01, except where the failure to comply therewith would not have a Material Adverse Effect.

                  SECTION 6.02. Negative Covenants. So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Banks:

                  (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                  (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

                  (ii) Statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

                  (iii) Liens (other than any lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (iv) Easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (v) Liens existing on any property prior to the acquisition thereof, or prior to the acquisition of the entity which owns such property, by the Borrower or any of its Subsidiaries, in each case which lien was not created in contemplation of such acquisition;

                  (vi) (A) Purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, (B) liens consisting of the interests of lessors under Capitalized Leases and (C) liens not otherwise described above in this Section 6.02(a); provided, that the aggregate capitalized amount of Debt incurred pursuant to such Capitalized Leases, plus the aggregate principal amount of the indebtedness or other obligations secured by any of the liens described in this clause (vi) (or, if greater, the book value of the assets that are subject to such liens) shall not exceed $20,000,000 at any time outstanding; and

                  (vii) Liens permitted by Section 6.02(h).

                  (b) Subsidiary Debt. At any time, permit its Subsidiaries to incur or maintain Debt in an aggregate principal amount outstanding at any time greater than $50,000,000, other than Debt of the type permitted under Section 6.02(e)(vi) or (vii).

                  (c) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, or permit any of its Subsidiaries to do so, except that:

                  (i) the Borrower or any Subsidiary of the Borrower may, in the ordinary course of its business, acquire all or any portion of the stock of any Person conducting business primarily in the staffing or workforce management services industry or acquire all or substantially all of the assets used in the conduct by any Person of a staffing or workforce management services business (and assume the liabilities related to such assets); and

                  (ii) any Subsidiary of the Borrower or the Borrower may merge into or consolidate with, or transfer assets to or acquire the assets of any other Subsidiary of the Borrower or the Borrower; provided, that in the case of any such transaction to which the Borrower is a party, the Borrower shall be the surviving corporation;

provided that, in each such case, immediately after giving effect to such proposed transaction, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default shall exist.
                                       38

                  (d) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Material Subsidiaries to sell, lease, transfer or otherwise dispose of, any material portion of its assets, including (without limitation) assets constituting any investment in any Subsidiary thereof or substantially all of the assets constituting the business of any division, branch or other unit operation thereof, except (i) in a transaction or a series of related transactions where the aggregate amount of the fair market value of all assets of the Borrower and its Subsidiaries sold, leased, assigned, transferred or otherwise disposed of in such transaction or transactions (as such fair market value is determined by the Board of Directors of the Borrower at the time of such transaction or transactions) does not exceed 15% of the Borrower's Consolidated Tangible Assets, and the consideration received by the Borrower or any of its Subsidiaries in each such transaction shall constitute fair market value, or (ii) in connection with a transaction permitted by Section 6.02(c).

                  (e) Investments in Other Persons. Make, or permit any of its Material Subsidiaries to make, any loan or advance to any Person, other than to the Borrower, except in the ordinary course of its business as presently conducted, or purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, any Person other than a wholly-owned (except for qualifying shares that may be required to be owned by other Persons under applicable law) Subsidiary of the Borrower; provided, however, that nothing in this subsection shall prevent the Borrower or any Subsidiary of the Borrower from:

                  (i) purchasing readily marketable direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within three years from the date of purchase thereof;

                  (ii) purchasing certificates of deposit issued by any Bank or by commercial banks of the United States of America with a net worth of not less than $100,000,000;

                  (iii) investing up to $100,000 in certificates of deposit issued by any FDIC insured bank or FSLIC insured savings and loan institution which does not meet the net worth limitation set forth in clause (ii) above;

                  (iv) purchasing the stock of any Person in connection with a transaction permitted by Section 6.02(c) above;

                  (v) entering into repurchase agreements with primary dealers, any Bank or commercial banks of the United States of America with a net worth of not less than $100,000,000, provided that such repurchase agreements are fully collateralized by obligations of or guaranteed by the United States or any agency thereof;

                  (vi) extending loans or other financial accommodations to the Borrower, any Domestic Subsidiary, Manpower France S.A.R.L., Manpower GmbH Salespower, Manpower Japan Co., Ltd., Manpower PLC, or Manpower Italia Srl and its Subsidiaries or their successors (collectively, the "Designated Affiliates");

                  (vii) extending loans or other financial accommodations to any Subsidiary of the Borrower other than a Designated Affiliate; provided, that the aggregate outstanding amount of all loans and other financial accommodations extended to such Subsidiaries may not at any time exceed $100,000,000;

                  (viii) extending loans or other financial accommodations to any Person other than a Designated Affiliate or a Subsidiary of the Borrower, in which Person the Borrower directly or indirectly holds not less than 10% of the ordinary voting power through its ownership of common stock or similar ownership interests therein (each such Person being an "Other Affiliate"); provided, that the aggregate outstanding amount of all loans and other financial accommodations extended to Other Affiliates shall not at any time exceed $3,000,000;

                  (ix) purchasing prime commercial paper that is rated A-1 (or better) by S&P and P-1 by Moody's;

                  (x) in the case of any Subsidiary of the Borrower which is organized under the laws of a country (the "Domicile Country") other than the United States of America, such Subsidiary (i) investing in certificates of deposit (or comparable instruments) issued by a commercial bank located in its Domicile Country and having a net worth that is the equivalent of $100,000,000 (United States dollars), or (ii) purchasing readily marketable direct obligations of the government of its Domicile Country or any agency thereof, or obligations guaranteed by such government or agency (collectively, "Country Obligations"), in each case such certificate of deposit or Country Obligation being denominated in the currency of such Domicile Country and maturing within one year from the date of purchase thereof; provided that any Subsidiary incorporated in France, Germany, Norway or the United Kingdom may purchase Country Obligations of its Domicile Country that mature up to three years after the date of purchase thereof if, after giving effect to such purchase, the aggregate outstanding investment by the Borrower and its Subsidiaries in the Country Obligations of France, Germany, Norway and the United Kingdom and having a maturity date of more than one year from the date of purchase thereof does not exceed an amount equal to (x) $5,000,000 in the case of any such country or (y) $20,000,000 in the case of all such countries; and

                  (xi) extending personal loans or advances to employees of the Borrower or employees of any of its Subsidiaries in the ordinary course of business; provided that the aggregate principal amount of all such employee loans and advances shall not at any time exceed an amount equal to $3,000,000;

provided, that in the case of each of the transactions described in clauses
(iv), (vi), (vii) and (viii) above, immediately prior to and immediately after giving effect to such transaction, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default shall exist.

                  (f) Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable, or permit any of its Subsidiaries to assume, guarantee, endorse, or otherwise become directly or contingently liable

(including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) in connection with any obligations or indebtedness of any Person or entity other than the Borrower or any Subsidiary of the Borrower, except (i) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) guaranties or similar obligations (other than the obligations described in clause (i) above) in an aggregate amount not to exceed $80,000,000 at any time outstanding.

                  (g) Subsidiaries Not Permitted to Restrict Certain of their Rights. At any time, become, or permit any of its Subsidiaries to become, subject to any document, instrument, agreement, charter, by-laws, cooperative association, consensual decree or other contractual or constitutional arrangement that has the effect (either alone or together with any other contractual or constitutional arrangements) of in any manner impairing, limiting, restricting or delaying the ability of any of its Subsidiaries (other than Ironwood Capital Corporation) to:

                  (i) make or declare, in accordance with applicable law, dividends or other distributions of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of such Subsidiary,

                  (ii) purchase, redeem or otherwise acquire for value, in accordance with applicable law, any shares of any class of capital stock of such Subsidiary or any warrants, rights or options to acquire any such shares,

                  (iii) make any loan, advance or other financial accommodation of any type to the Borrower or to any other Subsidiary of the Borrower, or

                  (iv) incur or maintain Debt (in an aggregate amount with respect to all Subsidiaries) of up to $60,000,000 outstanding at any time;

provided, that the existence of (1) the covenants contained in Section 6.02(b) and Section 6.02(e) and (2) covenants substantially similar to Section 6.02(b),
Section 6.02(e) or this Section 6.02(g) under Section 7.02 of the Revolving Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time), dated as of November 25, 1997, among the Borrower, certain co-agents and banks and Citibank, as agent, shall not constitute a violation of this Section 6.02(g).

                  (h) Securitization Facilities. At any time sell, assign or otherwise dispose of all or any material portion of the Borrower's or any Subsidiary's accounts receivable, lease receivables or other rights to receive payment or income (any of the foregoing being a "Receivable"); provided that notwithstanding anything contained in Section 6.02 to the contrary, the Borrower or any of its Subsidiaries may enter into one or more agreements contemplating the sale, assignment or other transfer of its Receivables, whether constituting a "true sale" or secured financing for accounting, tax or any other purpose (each, a "Receivables Purchase Agreement"), so long as (i) the aggregate outstanding investment or claims held at any time by purchasers, assignees or other transferees of (or of interests in) Receivables under Receivables Purchase Agreements shall not exceed an amount equal to $500,000,000 and (ii) each sale, assignment or other transfer effected under or in connection with a Receivables Purchase Agreement shall be effected on a non-recourse or limited recourse basis.

                  (i) Use of Proceeds. Use the proceeds of any advance for any purpose other than general corporate purposes, which may include the repayment of commercial paper of the Borrower and its Subsidiaries from time to time outstanding, the making of any acquisitions or as otherwise permitted hereunder.

                  (j) Non-material Subsidiaries. Permit any of its Non-material Subsidiaries to take any of the actions prohibited in respect of Material Subsidiaries under this Section 6.02, except where the taking of such action would not have a Material Adverse Effect.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

                  SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal when due under this Agreement, or the Borrower shall fail to pay any interest, fees or other amounts within three Business Days after the date such interest, fees or other amounts shall have become due under this Agreement; or

                  (b) Any written representation or warranty made by the Borrower herein or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

                  (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 6.01(b)(iv), 6.01(d), 6.01(j), 6.01(k), 6.01(l), or 6.02 or (ii) any other term, covenant or agreement contained in this Agreement, on its part to be performed or observed if (in the case of any failure described in this clause (ii))such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Bank; or

                  (d) (i) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt (excluding Debt which as to it constitutes "Guarantee Debt" as defined below) (such non-excluded Debt being "Other Debt") which is outstanding in a principal amount of at least $10,000,000 in the aggregate of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Other Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Other Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate or permit the acceleration of the maturity of such Other Debt; or any such Other Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, whether by acceleration or otherwise; or

                  (ii) In the case of any Debt (the "Guarantee Debt") existing by reason of a Guarantee issued by the Borrower or any of its Subsidiaries in respect of the indebtedness or obligations (the "Primary Obligation") of any other Person (the "Primary Obligor"), the Primary Obligor shall fail to pay any principal of, premium or interest on, or other amount payable on or in connection with the Primary Obligation which is outstanding in a principal or other amount of at least $10,000,000 in the aggregate when the same becomes due or declared payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Primary Obligation, and demand for such payment shall be made under the Guarantee Debt; or any other event shall occur or condition exist under any agreement or instrument relating to any such Primary Obligation and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Primary Obligation; or any such Primary Obligation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order for the payment of money (except to the extent covered by insurance as to which the insurer has not disclaimed coverage) in excess of $10,000,000 shall be rendered against the Borrower or any of its Subsidiaries and (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) Any Termination Event with respect to a Plan shall have occurred and be continuing 30 days after notice thereof shall have been given to the Borrower by the Agent, and the then current value of such Plan's benefits guaranteed under Title IV of ERISA exceeds then current value of such Plan's assets allocable to such benefits by more than $5,000,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer or the withdrawal from a Multiemployer Plan, the withdrawing employer's proportionate share of such excess amount or such withdrawal liability); or

                  (h) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; or (ii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks by notice to the Borrower, declare the outstanding Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the outstanding Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the Federal Bankruptcy Code, (A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the outstanding Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VIII
                                    THE AGENT

                  SECTION 8.01. Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Advances), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Bank prompt notice of each written notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Advance as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.03. Citibank and Affiliates. With respect to its Commitment and the Advances made by it, Citibank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any of its Subsidiaries all as if Citibank were not the Agent and without any duty to account therefor to the Banks.

                  SECTION 8.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 8.05. Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

                  SECTION 8.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint one of the Banks as the successor Agent. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring agent, then the retiring Agent may, on behalf of the Banks, appoint one of the Banks as the successor Agent. If none of the Banks will accept such an appointment, the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. The successor Agent shall immediately notify the Borrower of such appointment. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 8.07. Borrower's Reliance. The Borrower (i) may at all times assume that the Agent is and remains duly appointed and authorized to act in its capacity as agent hereunder, and (ii) shall be entitled to rely on any notice, consent, certificate or other advice by the Agent on behalf of itself or its respective principal, in each case until such time as the Agent delivers written notice to the Borrower that the Agent has resigned or been removed and that a replacement agent has been appointed and authorized to act in the capacity of the agent that has been removed.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the A Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks (other than Designated Bidders), do any of the following: (i) waive any of the conditions specified in Section 4.01, 4.02, 4.03 or 4.04, (ii) increase the Commitment of any Bank, or subject the Banks to any additional obligations, (iii) except as provided in Section 3.07, increase the aggregate Commitment, (iv) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (v) other than as contemplated in Section 9.02, postpone the Revolving Credit Termination Date or any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder,
(vii) amend the definition of "Majority Banks", this Section 9.01 or Section 9.06, (viii) release the Borrower from personal liability with respect to any of its obligations under this Agreement, or (ix) subordinate any Bank's right to payment under this Agreement to any other claim against the Borrower; and provided, further, that (a) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement, (b) no amendment, waiver or consent shall, unless in writing and signed by the applicable Designated Bidder in addition to the other Persons required hereunder to take such action, reduce the principal of, or interest on, or otherwise modify any of the terms of any B Note held by such Designated Bidder, and (c) if the Commitments shall have been terminated and the A Notes shall have been repaid in full, then the term "all the Banks" as used in the foregoing proviso shall mean all of the Banks then holding B Notes.

                  SECTION 9.02. Extensions of the Commitments. The Borrower may, by written notice (an "Extension Request") substantially in the form of Exhibit D hereto given to the Agent not less than 30 days (and not more than 45 days) prior to the scheduled Revolving Credit Termination Date (each date upon which such notice is received being a "Reference Date"), request that the Revolving Credit Termination Date then in effect be extended for an additional 364 days. The Agent shall promptly advise each Bank of its receipt of an Extension Request. Each Bank may, in its sole discretion, consent to a requested extension by giving written notice thereof to the Agent not less than 20 days (and not more than 30 days) prior to the scheduled Revolving Credit Termination Date. Failure on the part of any Bank to respond to an Extension Request shall be deemed to be a denial of such request by such Bank. If the Majority Banks shall consent to the requested extension, then the Revolving Credit Termination Date shall be extended. In the event that the Majority Banks, but not all of the Banks, shall have agreed to the extension proposed in an Extension Request, the Agent shall inquire of each Bank that shall have agreed to such extension whether such Bank would be willing to increase its Commitment in an amount up to the amount of the Commitments (collectively, the "Deficiency Commitment") of the Banks that shall not have agreed to such extension. In the event one or more Banks shall express willingness to increase their Commitments during the proposed extension (each an "Increasing Bank"), the Commitment of each such Increasing Bank during such period shall be increased by the amount agreed to by such Increasing Bank; provided, that if the Increasing Banks shall agree to increase their Commitments by an aggregate amount that exceeds the Deficiency Commitment, the Agent shall allocate the Deficiency Commitment among such Increasing Banks ratably on the basis of the respective amounts by which each shall have offered to increase its Commitment. The Agent shall promptly (and in any event by no later than 15 days prior to the scheduled Revolving Credit Termination Date) notify the Borrower in writing as to whether the requested extension has been granted, the amount of such extension, and the effective Commitments of the Banks during the extension period (such written notice being an "Extension Confirmation Notice"), and shall promptly thereafter provide a copy of such Extension Confirmation Notice to each Bank. In the event that the Increasing Banks shall fail to increase their Commitments by an amount equal to the Deficiency Commitment, the Borrower (i) may elect to withdraw its Extension Request or (ii) may, with the consent of the Agent, accept commitments from third party financial institutions, each of which would, if such institution were a proposed assignee, qualify as an Eligible Assignee; provided, that the aggregate Commitments immediately following the extension of the scheduled Revolving Credit

Termination Date shall not exceed the aggregate Commitments immediately prior to such extension. The Commitment of any Bank which declines the Borrower's request for an extension of the scheduled Revolving Credit Termination Date will terminate on the then scheduled Revolving Credit Termination Date, regardless of the decision of any of the other Banks to grant the Borrower's request, and on such date the Borrower shall pay to each such Bank the outstanding principal amount of the Advances then payable to such Bank plus any accrued but unpaid interest, fees and expenses with respect thereto. The Commitment of any Bank which accepts the Borrower's request for an extension of the scheduled Revolving Termination Date will be renewed for an additional 364 days from the scheduled Revolving Credit Termination Date.

                  SECTION 9.03. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered:

                  (a)  if to the Borrower, at its address at:

                                    5301 North Ironwood Road
                                    Milwaukee, Wisconsin 53217
                                    Attention: George P. Herrmann;

                  (b) if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto (or, if applicable, the Assignment and Acceptance or Commitment and Acceptance pursuant to which it became a Bank);

                  (c) if to the Agent, at its address at:

                                    Citibank, N.A.
                                    Two Penns Way, Suite 200
                                    New Castle, Delaware 19730
                                    Attention:  Pat Dimery
                                    Bank Loan Syndications
                                    Telephone No:  302-894-6022
                                    Fax No.: 302-894-6120

                  with a copy to:

                                    Citicorp North America, Inc.
                                    500 W. Madison, 7th floor
                                    Chicago, Illinois 60661
                                    Attention:  Lesley Noer;

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective, in the case of mail, three (3) days after deposited in the mails, or, in the case of telecopy, cable or telex, upon confirmation by conventional means that such telecopy, telex or cable has been properly transmitted, except that notices and communications to the Agent pursuant to
Article II or IX shall not be effective until received by the Agent.

                  SECTION 9.04. No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.05. Costs, Expenses and Taxes. (a) The Borrower agrees to pay on demand all costs and expenses in connection with (i) the preparation, execution, delivery, administration, syndication, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel and other advisors for Salomon Smith Barney Inc. and the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement, provided, that the Borrower shall not be required to pay the fees and expenses of more than one law firm in connection with the services described in this clause (i), and (ii) all costs and expenses of the Agent and the Banks, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other documents to be delivered hereunder, and agrees to save the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                  (b) If any payment of principal of any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance or any payment of principal of any B Advance is made other than on the maturity date originally scheduled therefor, in either case as a result of a prepayment thereon pursuant to Section 2.09, the acceleration of the maturity of the Advances pursuant to Section 7.01 or for any other reason, or if any Eurodollar Rate Advance is Converted to a Base Rate Advance pursuant to Section 2.10(b), then the Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.

                  SECTION 9.06. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of
Section 7.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this

Agreement and the Advances owed to such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                  SECTION 9.07. Binding Effect. This Agreement shall become effective on the latest to occur of the date (i) this Agreement shall have been executed by the Borrower and the Agent, (ii) the Agent shall have been notified by each Bank that such Bank has executed this Agreement and (iii) each of the conditions precedent set forth in Section 4.01 shall have been satisfied, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks.

                  SECTION 9.08. Assignments and Participations. (a) Each Bank (other than a Designated Bidder) may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the A Advances owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations (other than in respect of any B Notes or B Advances then held by such Bank) so assigned and shall contemplate a fixed percentage assumption of each of the assigning Bank's Commitment, A Advances, (ii) except for assignments by one Bank to another Bank, the aggregate amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and, if in excess of $10,000,000, shall be in an integral multiple of $1,000,000; provided that a Bank may, in a single transaction, assign the then remaining amount of such assigning Bank's Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) in the case of any proposed assignment to a Person that is not a Bank or an affiliate of a Bank, each of the Agent and, provided that no Event of Default or event which with the giving of notice or lapse of time or both would be an Event of Default has occurred and is continuing, the Borrower shall have consented to such assignment (which consent in each case shall not be unreasonably withheld or delayed), (v) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and shall deliver to the Agent the A Note or A Notes that are subject to such assignment together with a processing and recordation fee of $3,500 and (vi) in the case of any assignment to an affiliate of such Bank, such Bank shall provide notice thereof to the Borrower. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least two
(2) Business Days after the execution thereof or such earlier date as the Agent shall permit, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank hereunder and (y) the Bank assignor shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms, all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (c) The Agent shall maintain at its address referred to in
Section 9.03 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and each Bank may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit E hereto, and otherwise satisfies the requirements of Section 9.08(a), (i) accept such Assignment and Acceptance,
(ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered A Note or Notes a new A Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new A Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new A

Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered A Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

                  (e) Each Bank may assign to one or more banks or other entities any B Note or B Notes held by it.

                  (f) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of the Advances owing to it; provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, including, without limitation in respect of any matter requiring the consent of such Bank hereunder.

                  (g) Notwithstanding any other provisions set forth in this Agreement, any Bank at any time may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal of and/or interest on the Advances) under this Agreement to any Federal Reserve Bank without notice to or consent of the Borrower, the Agent or any other Bank.

                  (h) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.08, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that, prior to any such disclosure of non-public information, such Bank shall have obtained the Borrower's consent (which consent shall not be unreasonably withheld) and the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank.

                  SECTION 9.09. Designated Bidders. Each Bank may assign to one or more banks or other entities any B Note or B Notes held by it. In addition, each Bank (other than a Designated Bidder) may grant to one or more banks or other entities the right to bid for and to make B Advances as a Bank pursuant to
Section 2.03; provided, however, that (i) no such Bank shall be entitled to make more than three such designations, (ii) each such Bank making one or more such designations shall retain the right to make B Advances as a Bank pursuant to
Section 2.03, (iii) each such designation shall be subject to the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, and (iv) the parties to each such designation shall execute and deliver to the Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with the right to make B Advances as a Bank pursuant to Section
2.03 and the obligations related thereto.

                  (b) By executing and delivering a Designation Agreement, the Bank making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower or any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Designation Agreement; (iv) such designee will, independently and without reliance upon the Agent, such designating Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is qualified to become a Designated Bidder; (vi) such designee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (c) Upon its receipt of a Designation Agreement executed by a designating Bank and a designee representing that it is qualified to become a Designated Bidder, the Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit C hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

                  SECTION 9.10. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with the internal laws (including Section 5-1401 of the General Obligations laws but otherwise without regard to the conflicts of laws provisions) of the State of New York.

                  SECTION 9.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 9.12. Indemnification. The Borrower agrees to indemnify and hold harmless the Agent and each Bank from and against any and all claims, damages, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against the Agent or such Bank in connection with or arising out of any investigation, litigation or proceeding related to this Agreement, or the use of the proceeds of the Borrowings by the Borrower, whether or not the Agent or such Bank is a party thereto; provided, however, that the Borrower shall not be liable for any portion of such claims, damages, liabilities and expenses resulting from the Agent's or any Bank's gross negligence or willful misconduct or for such claims and liabilities settled without the consent of the Borrower (which consent shall not be unreasonably withheld). Each Bank agrees to give the Borrower prompt written notice of any investigation, litigation or proceeding which may lead to a claim for indemnification under this Section, provided that the failure to give such notice shall not affect the validity or enforceability of the indemnification hereunder.

                  SECTION 9.13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  MANPOWER INC.


                                   By: /s/  Michael J. Van Handel
                                      ------------------------------------------
                                       Name:  Michael J. Van Handel
                                       Title: Senior Vice President - Chief
                                              Financial Officer and Secretary


                                   CITIBANK, N.A., as Agent


                                   By: /s/  Laura A. Siracuse
                                      ------------------------------------------
                                       Name:  Laura A. Siracuse
                                       Title: Vice President


                Signature Page to Manpower Inc. Credit Agreement

                                    THE BANKS
CITIBANK, N.A.                                       Commitment: $45,000,000


By: /s/  Laura A. Siracuse
   ----------------------------------
   Name:  Laura A. Siracuse
   Title: Vice President



                Signature Page to Manpower Inc. Credit Agreement

CREDIT LYONNAIS CHICAGO BRANCH      Commitment: $42,000,000


By: /s/  Lee E. Greve
   ----------------------------------
   Name:  Lee E. Greve
   Title: First Vice President




                Signature Page to Manpower Inc. Credit Agreement

FIRST UNION NATIONAL BANK                   Commitment: $42,000,000


By: /s/  Mark B. Felker
   ----------------------------------
   Name:  Mark B. Felker
   Title: Senior Vice President




                Signature Page to Manpower Inc. Credit Agreement

WACHOVIA BANK, N.A.                                  Commitment: $42,000,000


By: /s/  B. Brantley Echols
   ----------------------------------
   Name:  B. Brantley Echols
   Title: Senior Vice President



                Signature Page to Manpower Inc. Credit Agreement

FIRSTAR BANK, N.A.                                   Commitment: $22,500,000


By: /s/  R. Bruce Anthony
   ----------------------------------
   Name:  R. Bruce Anthony
   Title: Assistant Vice President




                Signature Page to Manpower Inc. Credit Agreement

MELLON BANK, N.A.                           Commitment: $22,500,000


By: /s/  Louis E. Flori
   ----------------------------------
   Name:  Louis E. Flori
   Title: Vice President





                Signature Page to Manpower Inc. Credit Agreement

THE BANK OF NOVA SCOTIA                     Commitment: $14,000,000


By: /s/  M. D. Smith
   ----------------------------------
   Name:  M. D. Smith
   Title: Agent Operations




                Signature Page to Manpower Inc. Credit Agreement

BANK OF TOKYO-MITSUBISHI,  LTD.,
CHICAGO BRANCH                                       Commitment: $14,000,000


By: /s/  Hisashi Miyashiro
   ----------------------------------
   Name:  Hisashi Miyashiro
   Title: Deputy General Manager






                Signature Page to Manpower Inc. Credit Agreement

BANK ONE, NA                                         Commitment: $14,000,000


By: /s/  Jenny A. Gilpin
   ----------------------------------
   Name:  Jenny A. Gilpin
   Title: First Vice President






                Signature Page to Manpower Inc. Credit Agreement

BANQUE NATIONALE DE PARIS,                  Commitment: $14,000,000


By: /s/  Arnaud Collin du Bocage
   ----------------------------------
   Name:  Arnaud Collin du Bocage
   Title: E.V.P. and General Manager





                Signature Page to Manpower Inc. Credit Agreement

THE DAI-ICHI KANGYO BANK, LTD.              Commitment: $14,000,000


By: /s/  Nobuyasu Fukatsu
   ----------------------------------
   Name:  Nobuyasu Fukatsu
   Title: General Manager





                Signature Page to Manpower Inc. Credit Agreement

WELLS FARGO BANK, N.A.                      Commitment: $14,000,000


By: /s/  Melissa F. Nachman
   ----------------------------------
   Name:  Melissa F. Nachman
   Title: Vice President
                                            ---------------------------------

                                            TOTAL COMMITMENT: $300,000,000

By: /s/  Bradley A. Hardy
   ----------------------------------
   Name:  Bradley A. Hardy
   Title: Vice President





                Signature Page to Manpower Inc. Credit Agreement

                                   SCHEDULE I

                                 LENDING OFFICES




                                    Domestic                           Eurodollar
Bank                                Lending Office                     Lending Office
----                                --------------                     --------------

                                     TIER 1
                                     ------
Citibank, N.A.                      Two Penns Way, Suite 200           Same as Domestic
                                    New Castle, Delaware 19730           Lending Office
                                    Attention:  Pat Dimery
                                    Bank Loan Syndications
                                    Telephone No: (302) 894-6022
                                    Fax No.: (302) 894-6120

Credit Lyonnais Chicago             227 W. Monroe Street               Same as Domestic
  Branch                            Suite 3800                           Lending Office
                                    Chicago, IL 60606

First Union National Bank           First Union National Bank          Same as Domestic
                                    301 South College St., DC-5          Lending Office
                                    Charlotte, NC 28288-0737
                                    Attention: Mark B. Felker
                                    Phone: (704) 374-7074
                                    Fax: (704) 374-4793

Wachovia Bank, N.A.                 191 Peachtree Street, N.E.         Same as Domestic
                                    Atlanta, GA 30303                    Lending Office
                                    Fax: (404) 332-6898

                                     TIER 2
                                     ------

Firstar Bank, N.A.                  777 E. Wisconsin Avenue            Same as Domestic
                                    Milwaukee, WI 53202                  Lending Office
                                    Attn.: R. Bruce Anthony
                                    Phone: (414) 765-4724
                                    Fax: (414) 765-5367

Mellon Bank, N.A.                   Three Mellon Bank Center           Same as Domestic
                                    Room 1203                            Lending Office
                                    Pittsburgh, PA 15259-0003
                                    Attn.: Richard Bouchard
                                    Phone: (412) 234-5767
                                    Fax: (412) 209-6117


                                     TIER 3

The Bank of Nova Scotia             600 Peachtree Street, N.E.         Same as Domestic
                                    Suite 2700                           Lending Office
                                    Atlanta, GA 30308

Bank of Tokyo-Mitsubishi,           227 West Monroe Street             Same as Domestic
  Ltd., Chicago Branch              Suite 2300                           Lending Office
                                    Chicago, IL 60603
                                    Attn.: Wayne Yamanaka
                                    Phone: (312) 696-4664
                                    Fax: (312) 696-4535

Bank One, NA                        1 Bank One Plaza,                  Same as Domestic
                                    Mail code IL1-0088                   Lending Office
                                    Chicago, IL 60670
                                    Attn.: Edna Guerra
                                    Phone: (312) 732-9609
                                    Fax: (312) 732-1117

Banque Nationale de Paris,          209 South LaSalle Street           Same as Domestic
  Chicago Branch                    Chicago, IL 60604                    Lending Office

The Dai-Ichi Kangyo                 One World Trade Center             Same as Domestic
  Bank, Ltd.                        Suite 4911                           Lending Office
                                    New York, New York 10048
                                    Attn.: Merine Geerwar
                                    Phone: (212) 432-8458
                                    Fax: (212) 524-0049

Wells Fargo Bank, N.A.              Commercial Banking Service         Same as Domestic
                                       Center                            Lending Office
                                    Loan Accounting Department
                                    201 Third Street, 8th Floor
                                    San Francisco, CA 94163

                                   SCHEDULE II

                                   ERISA PLANS

None; except:

Plan No.                                 Name of Plan
--------                                 ------------

   001      Manpower International Inc. Retirement Plan

   008      Manpower 401(k)
                   (Pretax Savings Plan with no contribution by Manpower)

   501      Manpower International Inc. Group Insurance Plan

   502      Manpower Inc. Accident Insurance Program
                   (Voluntary - Payroll Deduction.  No contribution by Manpower)

   504      Transpersonnel, Inc. & Subsidiary Health Benefits and Life Insurance

   508      Manpower Inc. Temporary Employee Health and Life Plan

   509      Manpower Inc. Long Term Disability Benefit Trust Plan

   510      Manpower Inc. Dental Benefit Plan

   511      Manpower Inc. Franchise Long Term Disability Benefit Plan
                   (No contribution by Manpower)

   513      Manpower Paid Leave Plan

   514      Manpower Enhanced Group Plan

   515      Manpower International Inc. Flexible Spending Plan
                   (Pretax Savings Under Section 125)
            -   Dependent Care Reimbursement Account
            -   Medical Reimbursement Expense Account



ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS..................................................................................1
     SECTION 1.01.  Certain Defined Terms.........................................................................1
     SECTION 1.02.  Computation of Time Periods..................................................................12
     SECTION 1.03.  Accounting Terms and Change in Accounting Principles.........................................12

ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES................................................................................12
     SECTION 2.01.  The A Advances...............................................................................12
     SECTION 2.02.  Making the A Advances........................................................................13
     SECTION 2.03.  The B Advances...............................................................................16
     SECTION 2.04.  Reduction of the Commitments.................................................................18
     SECTION 2.05.  Repayment of A Advances......................................................................19
     SECTION 2.06.  Interest on A Advances.......................................................................19
     SECTION 2.07.  Additional Interest on Eurodollar Rate Advances..............................................20
     SECTION 2.08.  Interest Rate Determination..................................................................21
     SECTION 2.09.  Prepayments..................................................................................21
     SECTION 2.10.  Illegality...................................................................................21
     SECTION 2.11.  Evidence of A Advances.......................................................................22

ARTICLE III
GENERAL TERMS....................................................................................................23
     SECTION 3.01.  Fees  23
     SECTION 3.02.  Payments and Computations....................................................................23
     SECTION 3.03.  Increased Costs and Reduced Return...........................................................24
     SECTION 3.04.  Sharing of Payments, Etc.....................................................................25
     SECTION 3.05.  Taxes; Bank Certifications...................................................................25
     SECTION 3.06.  Replacement of a Bank........................................................................27
     SECTION 3.07.  Increases in the Facility....................................................................28

ARTICLE IV
CONDITIONS PRECEDENT.............................................................................................29
     SECTION 4.01.  Conditions Precedent to Closing..............................................................29
     SECTION 4.02.  Conditions Precedent to Each A Borrowing.....................................................29
     SECTION 4.03.  Conditions Precedent to an Increase in or Renewal of the Commitments.........................30
     SECTION 4.04.  Conditions Precedent to Each B Borrowing.....................................................31

ARTICLE V
REPRESENTATIONS AND WARRANTIES...................................................................................31
     SECTION 5.01.  Representation and Warranties of the Borrower................................................31


ARTICLE VI
COVENANTS OF THE BORROWER........................................................................................34
     SECTION 6.01.  Affirmative Covenants........................................................................34
     SECTION 6.02.  Negative Covenants...........................................................................37


ARTICLE VII
EVENTS OF DEFAULT................................................................................................42
     SECTION 7.01.  Events of Default............................................................................42

ARTICLE VIII
THE AGENT........................................................................................................44
     SECTION 8.01.  Authorization and Action.....................................................................44
     SECTION 8.02.  Agent's Reliance, Etc........................................................................44
     SECTION 8.03.  Citibank and Affiliates......................................................................45
     SECTION 8.04.  Bank Credit Decision.........................................................................45
     SECTION 8.05.  Indemnification..............................................................................45
     SECTION 8.06.  Successor Agent..............................................................................46
     SECTION 8.07.  Borrower's Reliance..........................................................................46

ARTICLE IX
MISCELLANEOUS....................................................................................................46
     SECTION 9.01.  Amendments, Etc..............................................................................46
     SECTION 9.02.  Extensions of the Commitments................................................................47
     SECTION 9.03.  Notices, Etc.................................................................................48
     SECTION 9.04.  No Waiver; Remedies..........................................................................49
     SECTION 9.05.  Costs, Expenses and Taxes....................................................................49
     SECTION 9.06.  Right of Set-off.............................................................................49
     SECTION 9.07.  Binding Effect...............................................................................50
     SECTION 9.08.  Assignments and Participations...............................................................50
     SECTION 9.09.  Designated Bidders...........................................................................52
     SECTION 9.10.  Governing Law................................................................................53
     SECTION 9.11.  Execution in Counterparts....................................................................53
     SECTION 9.12.  Indemnification..............................................................................53
     SECTION 9.13.  WAIVER OF JURY TRIAL.........................................................................54
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